Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-12411, 333-93201, 333-72648, 333-85246, 333-108167 and 333-114304) and the Registration Statements on Form S-2 (File Nos. 333-36798, 333-46988, 333-77014, 333-106033 and 333-121915) of Cambridge Heart, Inc. of our report dated March 25, 2004 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 30, 2006